L:\secfiles\s-8\1997\hughes\exhib23b.doc1

                                                                   EXHIBIT 23(b)





CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of Electronic Data Systems Corporation:

We hereby consent to the use of our report dated January 24, 1996, on the consolidated financial statements of Electronic Data Systems Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1995, as amended, incorporated herein by reference and to the reference to our firm under the heading "Incorporation of Documents by Reference" in this Registration Statement.



/s/KPMG PEAT MARWICK LLP
KPMG PEAT MARWICK LLP


Dallas, Texas
March 6, 1997








































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